CHUSEI (U.S.A.) INC.

January 18, 2002

Forbes Medi-Tech Inc.

Forbes Medi-Tech (USA) Inc.

750 West Pender Street

c/o Mr. Don MacDonald

Suite 200

750 West Pender Street

Vancouver, BC, Canada

Suite 200

V6C 2T8

Vancouver, BC, Canada

Attn:

Mr. Don MacDonald

V6C 2T8

Phyto-Source, L.P.

Phyto-Venture, LLC

12502 Bay Area Boulevard

12502 Bay Area Boulevard

Pasadena, TX, U.S.A. 77507

Pasadena, TX, U.S.A. 77507

Re:

Amended and Restated Formation and Contribution Agreement, dated as of January 19, 2001, by and among

Forbes Medi-Tech, Inc. et al. (the “Formation Agreement”)

Ladies and Gentlemen:

All parties to the captioned Formation Agreement have been advised that the City of Pasadena has granted verbal approval to including Phyto-Source, L.P., as an allowed transfer party under that certain Water Supply Agreement, dated June 6, 1997, by and among Chusei (U.S.A.) Inc. and Nissan Chemical Houston Corporation as “Customer” and the City of Pasadena, Texas, concerning the supply of potable water (“Potable Water Agreement”). To date, however, the City of Pasadena has not provided written consent in such regard.

As we have previously advised, due to the tone of the on-going negotiations with the City of Pasadena for the renewal of the Potable Water Agreement in December 2002, we have recommended that the City of Pasadena not be approached at this time with respect to obtaining its written consent to Phyto-Source, L.P. as an allowed transfer party. In this regard, we propose that Section 5.6 of the Formation Agreement be amended, effective October 31, 2001, to read as follows:

Forbes Medi-Tech Inc.

C/o Mr. Don MacDonald

Forbes Medi-Tech (USA) Inc.

Phyto-Source, L.P.

Phyto-Venture, LLC

January 18, 2002

Chusei covenants and agrees with the other parties hereto to obtain on or before October 31, 2001, the consents referred to Section 5.1(c) to the extent they have not been obtained on or before the Closing Date; provided, however, that with respect to obtaining a written consent from the City of Pasadena as concerns the supply of potable water to the Limited Partnership, Chusei covenants and agrees with the other parties hereto that Chusei shall obtain such written consent concerning potable water on or before August 31, 2002.

The Formation Agreement shall be supplemented and amended only to the extent provided in this letter and all the provisions of the Formation Agreement as supplemented and amended by this letter are confirmed and are in full force and effect.   Without limiting the generality of the foregoing, time is and shall remain of the essence of the Formation Agreement as supplemented and amended by this letter.

If you agree to the foregoing amendment of the Formation Agreement, please so indicate such approval by signing in the appropriate space provided below and returning a copy of this letter, with your respective original signature, to the undersigned on or before January 31, 2002.

Sincerely,

CHUSEI (U.S.A.) INC.

By:  ___________________________________
                                                                     William E. Sonnier, President and CEO

Forbes Medi-Tech Inc.

C/o Mr. Don MacDonald

Forbes Medi-Tech (USA) Inc.

Phyto-Source, L.P.

Phyto-Venture, LLC

January 18, 2002

AGREED AND ACCEPTED effective as of October 31, 2001:

FORBES MEDI-TECH INC.

FORBES MEDI-TECH (USA) INC.

Per: ________________________                    Per: ________________________
        Authorized Signatory                                            Authorized Signatory

        R.J. MacDonald                                                   R.J. MacDonald

PHYTO-SOURCE, L.P.                                                                    PHYTO-VENTURE, LLC

by its General Partner

PHYTO-VENTURE, LLC

Per: ________________________                    Per: ______________________
            Manager                                                               Manager

            R.J. MacDonald                                                    R.J. MacDonald

Per: ________________________                    Per: ______________________
            Manager                                                               Manager

            William Sonnier                                                     William Sonnier